As filed with the Securities and Exchange Commission on May 31, 2001
                                         Registration No.  333-60350

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     ---------------------------------------
                                 Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------
                         CHOICE ONE COMMUNICATIONS INC.
               (Exact name of registrant as specified in charter)

           DELAWARE                          4813                   16-1550742
(State or other jurisdiction of  Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)
                               100 CHESTNUT STREET
                         ROCHESTER, NEW YORK 14604-2417
                                 (716) 246-4231
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 AJAY SABHERWAL
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         CHOICE ONE COMMUNICATIONS INC.
                               100 CHESTNUT STREET
                         ROCHESTER, NEW YORK 14604-2417
                 Phone: (716) 246-4231/Facsimile: (716) 530-2734
(Name, address, including zip code, and telephone number,including area code, of agent for service)
                                     Copies
                                       to:
                            JAMES A. LOCKE III, ESQ.
                               ROGER W. BYRD, ESQ.
                                NIXON PEABODY LLP
                               1300 CLINTON SQUARE
                            ROCHESTER, NEW YORK 14604
                                 (716) 263-1000
                            Facsimile (716) 263-1600
                     --------------------------------------
          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_| If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.|_| _______________
If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box. |_|
                        ---------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses, other than the underwriting discounts and commissions, paid or payable by the Registrant in connection with the distribution of the securities being registered. All expenses of the offering will be paid by the Registrant. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC Registration Fee ....................................  $75,000
NASD Filing Fee..........................................   30,500
Printing Costs ..........................................   75,000
Legal Fees and Expenses .................................  100,000
Accounting Fees and Expenses ............................   50,000
Transfer Agent and Registrar Fees .......................    5,000
Miscellaneous ...........................................   50,000
                                                          --------
         Total                                            $385,500


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

General Corporation Law

         The Company is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such, corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

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

Certificate of Incorporation and By-laws.

         The Company's Certificate of Incorporation and by-laws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

         All of the Company's directors and officers are covered by insurance policies maintained by it against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 16.    EXHIBITS

            4.1+     Form of Certificate for the Registrant's Common Stock+
            4.2*     Form of Certificate for the Registrant's Series A Senior
                     Cumulative Preferred Stock
            4.3*     Form of Indenture between the Registrant and The Bank of
                     New York, as Trustee relating to senior debt securities
            4.4*     Form of Indenture between the Registrant and The Bank of
                     New York, as Trustee relating to senior subordinated debt
                     securities
            4.5*     Form of Indenture between the Registrant and The Bank of
                     New York, as Trustee relating to junior subordinated debt
                     securities
            5.1      Opinion of Nixon Peabody LLP
            10.1*    Amendment to the Second Amended and Restated Credit
                     Agreement dated March 31, 2001 among the Registrant as
                     Guarantor, subsidiaries of the Registrant, as Borrowers,
                     First Union Investors, Inc., as Administrative Agent,
                     General Electric Capital Corporation, as Syndication Agent,
                     and Morgan Stanley Senior Funding, Inc., as Documentation
                     Agent
            12.1*    Statements regarding computation of ratios of
                     earnings to fixed charges and ratios of earnings to
                     combined fixed charges and preferred stock dividends
                     and accretion
            23.1     Consent of Nixon Peabody LLP (included in Exhibit 5.1)
            23.2*    Consent of Arthur Anderson LLP, independent auditors
            23.3*    Consent of BDO Seidman, LLP, independent auditors
            24.1*    Power of Attorney (included on the signature page of the
                     initial filing of this registration statement)
            25.1*    Form T-1 relating to senior debt securities
            25.2*    Form T-1 relating to senior subordinated debt securities
            25.3*    Form T-1 relating to junior subordinated debt securities


----------------
+ Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission, File No. 333-91321.
*    Previously filed.

ITEM 17.          UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed

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

that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

         (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event a claim against a registrant for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 31st day of May, 2001.


                            CHOICE ONE COMMUNICATIONS INC.


                            By:      /s/ Ajay Sabherwal
                                   ---------------------------------------------
                                   Ajay Sabherwal
                                   Executive Vice President and Chief Financial
                                   Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                   Title                                  Date
               ---------                                   -----                                  ----
                  *                      Chairman, President, and                             May 31, 2001
------------------------------------
Steve M. Dubnik                          Chief Executive Officer
                                         (Principal Executive Officer)
 /s/ Ajay Sabherwal                      Executive Vice President                             May 31, 2001
------------------------------------
Ajay Sabherwal                           and Chief Financial Officer (Principal
                                         Financial and Accounting Officer)
                  *                      Director                                             May 31, 2001
------------------------------------
John B. Ehrenkranz
                  *                      Director                                             May 31, 2001
------------------------------------
Bruce M. Hernandez
                  *                      Director                                             May 31, 2001
------------------------------------
James S. Hoch
                  *                      Director                                             May 31, 2001
------------------------------------
Royce J. Holland
                  *                      Director                                             May 31, 2001
------------------------------------
Michael M. Janson
                  *                      Director                                             May 31, 2001
------------------------------------
Richard Postma
                  *                      Director                                             May 31, 2001
------------------------------------
Robert M. Van Degna

* By:    /s/ Ajay Sabherwal
     ----------------------
   Ajay Sabherwal, Attorney in fact

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